Exhibit 10.2

Execution Version

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

This AGREEMENT (this “Agreement”) is made as of September 23, 2026, by and between G-Private Equity LP, a Delaware limited partnership (the “Partnership”), G-Private Equity GP Advisors LLC (the “General Partner”), a Delaware limited liability company and Goldman Sachs Asset Management, L.P. (the “Investment Manager”), a Delaware limited partnership (together with its affiliates, “Goldman Sachs”).

WHEREAS, the Partnership desires to retain the Investment Manager to render investment management services to it, and the Investment Manager is willing to render such services, and the General Partner desires to delegate to the Investment Manager the authority to make certain decisions and undertake certain actions as set forth herein, in each case, on behalf of the Partnership, and the Investment Manager is willing to accept such delegation;

WHEREAS, the Investment Manager is ready and willing to act as investment manager to the Partnership, subject to and in accordance with the provisions hereinafter set forth;

WHEREAS, the Partnership desires to avail itself of the experience, sources of information, advice and assistance available to the Investment Manager and to have the Investment Manager perform various investment management services;

WHEREAS, the Investment Manager has received a copy of the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 24, 2026 (as the same may be amended or restated from time to time, the “Partnership Agreement”), and a copy of the Offering Memorandum of the Partnership, dated February 2025 (as the same may be amended or supplemented from time to time, the “Offering Memorandum”), and the Partnership will promptly notify and deliver to the Investment Manager all future amendments and supplements thereto;

WHEREAS, the Partnership, the General Partner and Goldman Sachs & Co. LLC (“GS&Co”) entered into that certain Investment Management Agreement, dated April 1, 2025 (the “Original IMA”); and

WHEREAS, pursuant to that certain Assignment Agreement, dated as of December 1, 2025, by and between GS&Co, the Investment Manager and the other parties thereto (the “Assignment Agreement”), the Investment Manager assumed all of GS&Co’s rights, duties and obligations under the Original IMA and all other relevant agreements as further described in the Assignment Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby amend and restate the Original IMA (as amended by the Assignment Agreement) in its entirety as follows:

1.	Appointment of Investment Manager

1.1 The Investment Manager is hereby appointed as investment manager of the Partnership, shall manage the Partnership’s investments (including cash), and shall have the power and authority to determine, and with full discretion to place orders in respect of, the purchase, retention and disposition thereof and to execute agreements relating thereto, in accordance with the Partnership’s purposes, powers, investment objective, policies and restrictions as stated in the Partnership Agreement and the Offering Memorandum (as such purposes, powers, investment objective, policies and restrictions may be revised from time to time, the “Investment Program”) for the period and on the terms set forth in this Agreement. The Investment Manager hereby accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. The Investment Manager may, from time to time, enter into sub-advisory agreements with Affiliates or non-Affiliates of the Investment Manager, including without limitation (i) for the purpose of having such Affiliates or non-Affiliates render investment advisory services to the Partnership in jurisdictions outside the United States and (ii) the delegation agreement between the Partnership, the Investment Manager and the Sub-Investment Manager pursuant to which the Investment Manager has delegated certain investment management functions in relation to the Partnership to the Sub-Investment Manager, or any successor agreement thereto (where the context requires) (the “Delegation Agreement”) and the Investment Manager shall inform the General Partner of any such sub-advisory agreements.

1.2 The General Partner hereby delegates to the Investment Manager its rights and responsibilities with respect to the operation of the Partnership as a commodity pool. The Investment Manager agrees to act as the commodity pool operator (“CPO”) of the Partnership. The Investment Manager is qualified to serve as a CPO, is registered as a CPO with the U.S. Commodity Futures Trading Commission (the “CFTC”) and agrees to assume the rights and obligations of a CPO with respect to the Partnership. The General Partner represents and warrants that none of the board of directors of the General Partner is subject to statutory disqualification under Section 8a(2) or (3) of the U.S. Commodity Exchange Act, as amended (the “Commodity Exchange Act”). The General Partner and the Investment Manager each hereby agrees to retain joint and several liability with the other with respect to any violations of the Commodity Exchange Act or the CFTC regulations in connection with the operation of the Partnership.

2.	Authority of the Investment Manager; Acceptance of Appointment

2.1 Management of the Partnership. Subject to the terms described in the Partnership Agreement (including the Investment Program) and this Agreement, and subject to the overall supervision of the General Partner, the Investment Manager, unless stated otherwise in this Section 2.1 or Section 3.1, shall have the exclusive (except as set forth herein) authority for and in the name of the Partnership to:

1. make investments and purchase, sell, convert or otherwise redeem, liquidate, deal in or dispose of, any investments, security or other property for the Partnership (and contract with respect to the foregoing), in any manner consistent with this Agreement and with applicable law and regulations, including in any such transaction (x) in which Goldman Sachs is acting as agent, and to pay commissions to Goldman Sachs in connection with any such transaction, (y) in which Goldman Sachs is acting as agent for a Portfolio Asset or its Affiliates or sponsors, and Goldman Sachs receives commissions in connection with any such transaction, or (z) in which Goldman Sachs purchases or sells such security or other property as principal;

2. pursue, negotiate and enter into transactions with respect to Investments and, in connection therewith, facilitate investments in Portfolio Assets, including providing or arranging for financing for investments in Portfolio Assets;

3. engage in such other lawful Investment transactions as the Investment Manager may from time to time determine, including invest any of the Partnership’s cash balances which it determines at any time, in its sole discretion, not to allocate to investments, in any instruments it deems appropriate in its sole discretion, including money market funds sponsored by Goldman Sachs;

4. direct the formulation of investment policies and strategies for the Partnership;

5. possess, transfer, mortgage, pledge or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Investments and other property and funds held or owned by the Partnership;

6. engage financial and other advisors, brokers, underwriters, custodians, attorneys, accountants, transfer agents, administrators, consultants, including, for the avoidance of doubt, Industry Advisors, appraisers and such other Persons as the Investment Manager may deem necessary or desirable (any of which may be Goldman Sachs);

7. subject to the Leverage Limit set forth in Section 2.11(b) of the Partnership Agreement, lend, either with or without security, funds or other properties of the Partnership (including lending to or through Goldman Sachs or any of its Affiliates), borrow or raise funds (including borrowing from Goldman Sachs or any of its Affiliates), and secure the obligations of the Partnership by pledges or hypothecation of all or any part of the property of the Partnership (including, for the avoidance of doubt, to incur, or cause any Portfolio Asset to incur, all such Financings as contemplated under the Partnership Agreement);

8. open, maintain, and close bank, money market, brokerage and other accounts to receive and disburse money;

9. make determinations regarding subscriptions (including any limitations thereof as set forth in the Partnership Agreement), repurchases (including, without limitation, the acceptance of Repurchase Requests, waiver of the Early Exit Fee and any other determinations or waivers in connection therewith), distributions (including distributions of carried interest) and valuations;

10. make determinations regarding expenses, including the allocation of expenses among the Partnership and other vehicles managed by the Investment Manager and its Affiliates;

11. manage the Investments, including the administration of Investments actually made by the Partnership and the realization of those Investments;

12. do any and all acts on behalf of the Partnership (including any such actions with respect to certain tax matters pursuant to Sections 5.03 and 8.03 of the Partnership Agreement) that it is legally permitted to do;

13. exercise all rights of the Partnership (including exercise of (i) any voting rights and other rights as a holder of Investments or creditor or as party to a shareholder, credit or loan agreement or indenture or similar agreement and (ii) any rights to elect to adjust the tax basis of assets) with respect to its interest in any Person;

14. employ, engage, replace and / or dismiss on behalf and at the expense of the Partnership any and all financial advisors, underwriters, attorneys, accountants, consultants, appraisers or custodians of the assets of the Partnership or other agents, professionals, intermediaries and advisors, including Goldman Sachs and / or Industry Advisors or Consulting Group members or other consultants, on such commercially reasonable terms and for such reasonable compensation as the Investment Manager may determine whether or not such Person may be an Affiliate of the Investment Manager or may also be otherwise employed by any Affiliate of the Investment Manager and such other Persons as the Investment Manager may deem necessary or desirable including, for the avoidance of doubt, entities affiliated with Goldman Sachs;

15. engage (a) internal staff of Goldman Sachs to perform accounting services for the Partnership and (b) one or more Administrators;

16. negotiate, authorize, enter into, execute, supplement, acknowledge, deliver and take any action under any and all contracts, agreements, or other instruments as the Investment Manager shall determine to be appropriate or incidental to the furtherance of the purposes or objectives of the Partnership and / or in connection with any investment or any strategy in which the Partnership invests, including the Partnership Agreement or amendments thereto granting or refraining from granting any waivers, consents and approvals with respect to any of the foregoing and any matters incidental thereto, and as authorized herein (all such contracts, agreements and other instruments, “Partnership Contracts”), and the exercise of all rights thereunder and direct the General Partner to do the same (it being understood that the authorization, execution and / or delivery by the General Partner of any Partnership Contracts on behalf of the Partnership shall be conclusive evidence that the same has been taken at the direction of the Investment Manager (without any further specific action or direction of the Investment Manager));

17. admit an assignee of all or any portion of a Unitholder’s Units to be a substituted Unitholder in the Partnership pursuant to and subject to the terms of Section 1.06 of the Partnership Agreement;

18. incur all expenditures permitted by this Agreement and the Partnership Agreement, and, to the extent that funds of the Partnership are available, or callable, pay, and establish reserves in respect of, all expenses, debts and obligations of the Partnership;

19. make loans to, provide letters of credit or guarantees to, or make bridge investments in or bridge loans to a Portfolio Asset, its management, directors, advisors, Industry Advisors, or others as deemed appropriate in connection with an Investment, or acquire or invest in debt securities or other debt instruments or other evidences of indebtedness;

20. negotiate on behalf of itself and / or the Partnership side letter arrangements with Unitholders (including Unitholders that are Affiliates or personnel of Goldman Sachs, investment vehicles formed or managed by Goldman Sachs or formed for purposes of participation by Goldman Sachs or its Affiliates or personnel) that have the effect of establishing legal or economic or other rights or obligations under the Partnership Agreement, or altering, waiving, amending or supplementing the legal, economic or other terms of the Partnership Agreement with respect to such Unitholder or any Subscription Booklet; provided, that the General Partner shall also have the authority to take the actions described in this Section 2.1(xx);

21. consult with and provide advice to the General Partner concerning the nomination of the members of the Advisory Committee, present matters to any Specified Person as described in the Partnership Agreement, prepare and deliver any reporting and notices that may be required to be delivered to the Advisory Committee or an Independent Person under the terms of the Partnership Agreement or any side letters, and agree on behalf of the Partnership to provide indemnification, exculpation and / or related rights to the members of any such Advisory Committee and / or an Independent Person (as contemplated by the Partnership Agreement);

22. determine whether a Unitholder is a Sanctioned Unitholder and take such actions as it determines are appropriate to comply with applicable Sanctions Laws and Regulations and other applicable laws and regulations; provided, that any such determinations with respect to this Section 2.1(xxii) shall be made in consultation with the General Partner;

23. approve or reject any proposed Transfer by Unitholders of interests in the Partnership and, in connection with any proposed Transfer, request or waive the delivery of legal opinions and approve any form of preferred legal opinion and negotiate, authorize, enter into, execute, supplement, acknowledge, and deliver any and all contracts, agreements, or other instruments in connection with the pledge, mortgage or other encumbrance of the Interest, in part or in whole, of any Unitholder consistent with Section 1.06 of the Partnership Agreement;

24. create reserves, including setting aside funds in respect of the reserves, for actual or anticipated expenses, liabilities or other obligations (including funding requirements) of the Partnership, contingent or otherwise, including reserves against which otherwise distributable proceeds will be held back;

25. utilize Derivative Financial Instruments; provided that, the Partnership shall not engage in any derivative transaction solely for speculative purposes;

26. prepare and distribute the reports to the Unitholders that are required to be delivered to the Unitholders under the Partnership Agreement, and determine whether to withhold any reports or other materials from any Unitholder who is subject to the United States Freedom of Information Act, as amended, or any comparable law or regulation of any U.S. state or other jurisdiction;

27. admit one or more additional Unitholders to the Partnership pursuant to and subject to the terms of Section 3.03 of the Partnership Agreement;

28. (a) prepare or have prepared, execute or have executed and file, on behalf and in the name of the Partnership, any returns, applications, agreements, elections and other instruments or documents under applicable tax law that the Investment Manager deems desirable or advisable, (b) make all determinations and elections required or permitted to be made by the Partnership under applicable tax law, including a determination and / or election to treat the Partnership as an “electing investment partnership” as defined in Section 743(e)(5) of the Internal Revenue Code of 1986 (the “Code”) and an election under Section 754 of the Code, (c) (I) communicate with the U.S. Internal Revenue Service (the “IRS”), on behalf of the Partnership and the General Partner in its role as “partnership representative” of the Partnership as defined in Section 6223 of the Code, and with any other taxing authority, including under any analogous or similar designation under any state, local or non-U.S. laws, including representing the General Partner and the Partnership at meetings and in conferences with the IRS or such other taxing authority, (II) designate another person to act as the “partnership representative” of the Partnership within the meaning of Section 6223 of the Code and any analogous or similar designation under any state, local or non-U.S. laws and / or (III) appoint a “designated individual” on behalf of the Partnership to the extent required or allowed by U.S. Treasury Regulations or other official guidance promulgated under or with respect to Subchapter C of Chapter 63 of the Code and any analogous or similar designation under any state, local or non-U.S. laws and (d) pay all taxes, assessments and other impositions applicable to the assets of the Partnership and withhold amounts with respect thereto from funds otherwise distributable to any Unitholder, and in each case, to the maximum extent permitted by applicable law;

29. determine the accounting methods and conventions to be used in the preparation of any accounting or financial records of the Partnership, and select the auditor of the Partnership;

30. receive fees in respect of commitments made to Investments;

31. commence, manage, file, prosecute, defend, settle or compromise litigation, other claims or arbitration on behalf of the Partnership at law or equity and before any governmental, administrative or other regulatory agency, body or commission;

32. review Subscription Booklets and accept (in whole or part) or reject a prospective Unitholder’s subscription to purchase Units in the Partnership;

33. make allocations and distributions to Unitholders, and make all determinations in connection therewith (including relating to the amount and timing of distributions and the DRIP, whether to make cash or in-kind distributions and holdbacks of any otherwise distributable amounts in order to establish reserves, pay expenses or for other reasons, and the characterization of the distribution for purposes of the Partnership Agreement);

34. liquidate Partnership assets in order to obtain cash necessary to meet Repurchase Requests, or for any other reason;

35. determine to dissolve the Partnership at any time (and seek any consent of the Unitholders necessary to do so under the Partnership Agreement);

36. make all determinations under the Partnership Agreement regarding investments, including the categorization thereof;

37. maintain the Class Accounts and Sub-Accounts and make all determinations with regard to the Class Accounts and Sub-Accounts;

38. determine or engage another party (which may be an Affiliate of the General Partner or the Investment Manager) to determine the value of the assets, liabilities and expenses of the Partnership, and make any other valuation determinations required by or permitted under the Partnership Agreement;

39. organize one or more corporations or other entities formed to hold record title, as nominee for the Partnership (whether alone or together with Other Investment Vehicles) to Investments (and Other Investment Vehicles);

40. to the extent permitted by applicable law and, where required by the Partnership Agreement or applicable law, approved by the Specified Persons, cause the Partnership to engage in agency, agency cross, cross and principal transactions with Affiliates;

41. supply the administrator of, or other service providers to, the Partnership with such information and instructions as may be necessary to enable such Person or Persons to perform their duties in accordance with the applicable agreements;

42. authorize any employee or other agent of the Investment Manager or agent or employee of the Partnership to act for and on behalf of the Partnership in all matters incidental to the foregoing;

43. delegate any and all of its investment, advisory or other rights, powers and functions to any other Person;

44. change the name of the Partnership;

45. do any and all acts on behalf of the Partnership, and exercise all rights of the Partnership, with respect to the Partnership’s interests in any Person, including the voting of Investments, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and all other like or similar matters;

46. prepare the Partnership Agreement, the Offering Memorandum, and the other organizational documents and draft any amendments or supplements thereto;

47. to the extent permitted under the Partnership Agreement, restructure or redomicile the Partnership;

48. to the extent permitted under the Partnership Agreement, amend the Partnership Agreement;

49. make any regulatory filings and undertake any restructuring or reorganization of the Partnership that the Investment Manager determines is necessary or advisable to comply with applicable laws or regulations;

50. make decisions with respect to allocation of investment and co-investment opportunities;

51. determine if a Resignation Event (as defined in the Partnership Agreement) has occurred;

52. make decisions with regards to the conversion of Units (a) between the different Classes and (b) of one Class or sub-class into Units of another Class or sub-class;

53. make decisions with regards to the establishment and maintenance of (a) Class Accounts and (b) Adjusted NAV Accounts;

54. make decisions with regards to the appointment, removal and compensation with regards to a Liquidation Agent (as defined in the Partnership Agreement); and

55. take all actions and authorize any member, employee, officer, manager, director or other agent of the Investment Manager or agent or employee of the Partnership, to act for and on behalf of the Partnership, in all matters necessary to, in connection with, or incidental to, any of the foregoing and in order to comply with the provisions of this Agreement.

3.	Prior Approval of Investment Manager

3.1 The General Partner agrees that, in addition to any action contemplated by Section 2.1, it will not take any of the following actions without the prior written consent of the Investment Manager:

1. amend the Partnership Agreement;

2. make any determinations whether to make in-kind distributions;

3. make any amendment to the TPB Provisions;

4. liquidate, dissolve or wind up or make any filing relating to the bankruptcy of the Partnership;

5. effectuate any merger, sale or recapitalization, or other alternative exit strategy (including, among others, a U.S. or non-U.S. public offering or 144A offering) of the Partnership;

6. commence or settle any material litigation, arbitration, administrative proceeding or similar proceeding relating to the Partnership;

7. make any determinations regarding subscriptions, including any limitations thereof; or

8. delegate any and all of its investment, advisory or other rights, powers and functions to a Person other than an Affiliate of Goldman Sachs.

3.2 The General Partner agrees that it will not change the General Partner’s directors, name or governance structure or the compensation of such directors without consulting with, receiving advice from and cooperating with the Investment Manager.

3.3 The Investment Manager may provide such advice and recommendations to the General Partner as shall be agreed with the General Partner or otherwise deemed appropriate by the Investment Manager.

4.	Voting, Consultation, and Consents

4.1 The General Partner may consult with the Investment Manager regarding any determinations by the General Partner with respect to votes or consents cast by the Partnership.

The General Partner shall cooperate and consult with the Investment Manager to modify or amend the Partnership Agreement or re-domicile the Partnership to make any changes that the Investment Manager in its discretion determines is necessary or advisable as specified in Section 9.03(a) of the Partnership Agreement, including (i) to comply with the BHCA, the Dodd-Frank Act or any other current or future laws (including as related to taxes), rules (including rules implementing certain risk retention requirements of the Dodd-Frank Act and / or other applicable regulations and / or related to regulatory capital rules and any future interpretations that are issued), regulations, guidelines or legal requirements or any interpretation thereof applicable to Goldman Sachs or the Partnership, including the investment of Goldman Sachs employees in the Employee Fund, and / or (ii) to reduce, eliminate or otherwise modify the impact on, or applicability to, Goldman Sachs or any of its Affiliates, or any fund organized, offered and / or managed by Goldman Sachs (including the Partnership) of any bank regulatory or other regulatory restrictions that might otherwise be imposed upon any such Person as a result of Goldman Sachs’ status as a bank holding company or a financial holding company under the BHCA, as an entity otherwise subject to the Dodd-Frank Act.

4.2 The General Partner shall consult with the Investment Manager when making any determinations with regards to (i) filling vacancies on the Advisory Committee created by the resignation of a member of the Advisory Committee; (ii) entering into, making and performing any Financing; (iii) the terms, rights and obligations in connection with the issuance of Classes; (iv) amending or varying the terms or characteristics of existing Classes; (v) the adjustment to the number of Units issued to a Unitholder due to errors made in the processing of subscriptions of

Units; (vi) the election to raise additional capital for the Partnership from the Unitholders and new subscribers on such terms as determined by the General Partner in consultation with the Investment Manager; (vii) the adjustment to the number of Units issued to a Unitholder because the NAV of the Partnership or the applicable Class in effect on the date of issuance was incorrect under the Investment Manager’s valuation and determination of NAV policies and procedures; (viii) the adjustment of Class Accounts, Sub-Accounts and Unitholders’ Units (and corresponding accounts maintained for tax allocation purposes) for exchanges or conversions of Units of one Class for Units of another Class, including to take into account the fact that different fees and expenses may be borne by different Classes, and for other events and items, including taxes incurred on behalf of Unitholders or other expenses or liabilities that may be borne disproportionately; (ix) the distribution of Carried Interest to Carry Recipients as an advance against future Carried Interest in amounts necessary for the Carry Recipients to pay tax with respect to income allocated to them by the Partnership; (x) the provision of reserves for estimated accrued expenses, liabilities and contingencies; (xi) whether it is in the best interests of the Partnership and / or the Unitholders to suspend the determination of Net Assets and NAV, the Partnership’s offering of Units and any distributions in respect of or repurchases of Units, for any period, and whether it would be in the best interests of the Partnership and / or the Unitholders to issue or repurchase Units during any such suspension in order to address an applicable legal, tax or regulatory consideration; (xii) the provision for all Partnership liabilities in accordance with the Delaware Act, and for reserves for estimated accrued expenses, liabilities and contingencies in accordance with Section 4.06 of the Partnership Agreement, even if such reserves are not required by U.S. GAAP; (xiii) whether to subject a mandatory repurchase of Units to the Repurchase Cap or Early Exit Fee; (xiv) what actions to take to comply with any U.S. sanctions related to or administered by OFAC or any other trade, economic or other sanctions imposed by the United Nations or any other applicable governmental or regulatory authority; (xv) the dissolution of the Partnership pursuant to Section 7.01(a)(i) of the Partnership Agreement and (xvi) setting a Dissolution Record Date.

4.3 The General Partner shall obtain the Investment Manager’s consent before amending the Partnership Agreement to modify any terms relating to the Management Fee.

5.	Power of Attorney

5.1 For so long as this Agreement is in effect, each of the General Partner and the Partnership (each, a “Fund Party”) hereby constitutes and appoints the Investment Manager, with full power of substitution, such Fund Party’s true and lawful attorney-in-fact and in such Fund Party’s name, place, and stead to carry out the Investment Manager’s obligations, responsibilities, and permitted activities under this Agreement, including to take any action and to execute all documents and agreements necessary or advisable in connection with carrying out any of the actions that the Investment Manager is permitted to take pursuant to this Agreement or the Partnership Agreement.

5.2 The power of attorney hereby granted by each Fund Party: (i) is coupled with an interest, is intended to secure an interest in property and the obligations of such Fund Party hereunder, is irrevocable, shall survive either of the (a) Transfer of the General Partner’s interest in or (b) withdrawal of the General Partner from the Partnership and shall survive, and shall not be affected by, the bankruptcy, insolvency or dissolution of the Partnership and (ii) may be exercised by the Investment Manager without notice to or any additional action on the part of any Fund Party.

6.	General Partner and Partnership Undertaking to Provide Information to Investment Manager

6.1 Each Fund Party agrees to provide the Investment Manager with any information that the Investment Manager deems reasonably necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities.

6.2 Each Fund Party agrees to provide the Investment Manager with any information that the Investment Manager may reasonably request, including in connection with any investments made on behalf of the Partnership.

7.	Partnership Transactions

7.1 The Investment Manager shall be authorized to execute transactions or to place orders for the execution of transactions for the Partnership giving due consideration to such factors as are set forth and described in the Offering Memorandum and the Partnership Agreement with respect to the execution of portfolio transactions on behalf of the Partnership.

7.2 Subject to applicable law, the Investment Manager is hereby authorized, in its discretion, to execute transactions for the Partnership with or through Goldman Sachs or any of its Affiliates (subject to the considerations set forth in Section 3.1 hereof and applicable law (including Section 206(3) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”))), and may execute transactions in which the Investment Manager, its Affiliates and / or their personnel have interests. In all such dealings, to the extent permitted under applicable law, Goldman Sachs and its Affiliates shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to the Partnership, and the Investment Manager’s fees as determined pursuant to Section 12 hereof shall not be offset thereby.

7.3 Goldman Sachs and its Affiliates may execute agency and other cross transactions (collectively “Cross Transactions”) for the Partnership in accordance with and to the extent permitted by applicable law. Cross Transactions are inter-account transactions which may be effected by Goldman Sachs or its Affiliates acting for both the Partnership and the counterparty to the transaction. The Partnership should note that the Investment Manager has a potentially conflicting division of loyalties and responsibilities regarding both parties to Cross Transactions and that Goldman Sachs, or any of its Affiliates, if acting as broker, may receive commissions from both parties to such transactions. Each of the Partnership and the Investment Manager understands that the authorization of Goldman Sachs and its Affiliates to execute Cross Transactions for the Partnership is terminable at the Partnership’s option without penalty, effective upon receipt by the Investment Manager of written notice from a Majority in Interest.

8.	Custody

8.1 Custody and prime brokerage arrangements may be established with banks and broker-dealers, including, potentially, broker-dealers which are Affiliates of the Investment Manager. The Investment Manager shall not be liable for any act or omission of any custodian or prime broker appointed by the Investment Manager if appointed with reasonable care by it hereunder. To the extent permitted by applicable law, any compensation to a custodian for its services to the Partnership shall be the obligation of the Partnership and not the Investment Manager.

9.	Liability and Indemnification of Investment Manager

9.1 None of (x) Goldman Sachs, the Investment Manager, the Sub-Investment Manager, or any of their respective officers, directors, partners, managing directors, stockholders, members, equity owners, employees or controlling persons and (y) the Service Companies and their respective officers, directors, managers, partners, managing directors, stockholders, members, other equity holders, employees and controlling persons (each, including Goldman Sachs and the Investment Manager a “Management Indemnified Person” and, collectively, the “Management Indemnified Persons”) shall be liable to the Partnership or to any Unitholder (or any former Unitholder) for (i) any act or omission performed or omitted by him, her or it (including any acts or omissions of or by another Management Indemnified Person), in the absence of willful misfeasance, gross negligence, bad faith, fraud, any violation of any U.S. federal or state securities law (or, solely in the case of Management Indemnified Persons that are the General Partner or any of its officers, directors, partners, managing directors, stockholders, members, equity owners, employees or controlling persons (if any), any material violation of any U.S. federal or state securities law), any willful and material breach by such Management Indemnified Person of this Agreement or the Partnership Agreement, any breach by such person of any fiduciary duty owed by such person to the Partnership under the Advisers Act, or any other intentional or criminal wrongdoing on the part of such Management Indemnified Person; (ii) any tax liability (including penalties and interest thereon) imposed on the Partnership, any subsidiary of the Partnership or other entity in which the Partnership invests, directly or indirectly, or any Unitholder (or a former Unitholder) (other than, where applicable, the proportionate share of any such tax liability borne by a Management Indemnified Person in its capacity as a Unitholder or former Unitholder) or (iii) any losses due to any act or omission performed or omitted by any brokers or other agents or advisors of the Partnership (or their respective employees) (unless such broker, agent or advisor is a Management Indemnified Person in which case clause (i) of this paragraph would apply) so long as such persons were selected with reasonable care. In the event that Goldman Sachs, the Investment Manager or any other Management Indemnified Person becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person (including any Unitholder) in connection with any matter arising out of or in connection with the Partnership’s business or affairs, the Partnership will periodically reimburse such Management Indemnified Person for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided, that such Management Indemnified Person shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that such Management Indemnified Person is not entitled to be indemnified by the Partnership in connection with such action, proceeding or investigation as provided in the exception contained in the first sentence of Section 9.2; and provided, further, such Management Indemnified Person shall not be entitled to be fully reimbursed twice for the same legal and other expenses. By way of example, to the extent a Management Indemnified Person has been partially reimbursed for particular damages by insurance proceeds, such Management Indemnified Person can also seek compensation only for unreimbursed damages from the Partnership.

9.2 To the fullest extent permitted by law, the Partnership shall also indemnify each Management Indemnified Person against any losses, claims, damages or liabilities to which they or any of them may become subject in connection with (i) any loss or damage incurred by any of them arising out of any Management Indemnified Persons’ activities in connection with serving as a Management Indemnified Person in the absence of fraud, willful misfeasance or bad faith by such Management Indemnified Person; and (ii) any losses due to any act or omission performed or omitted by brokers, agents or advisors of a Management Indemnified Person or their respective employees, acting on behalf of, or in service of the Partnership, and unless such broker, agent or advisor is an Management Indemnified Person, in which case clause (i) of this sentence would apply. If for any reason the foregoing indemnification is unavailable to any Management Indemnified Person (in the absence of fraud, willful misfeasance or bad faith by such Management Indemnified Person) or insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable by such Management Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Partnership on the one hand and such Management Indemnified Person on the other hand but also the relative fault of the Partnership and such Management Indemnified Person, as well as any relevant equitable considerations. Notwithstanding the foregoing, (x) a Management Indemnified Person will not be indemnified hereunder against any such liabilities and losses arising from a dispute solely among any of the Management Indemnified Persons unless the Partnership is a plaintiff, defendant or other participant in such proceedings or will (or could reasonably be expected to) receive any monetary benefit from the outcome of such proceeding and (y) the Partnership will not advance amounts for expenses incurred in connection with any claim that is brought, directly or indirectly, by a Majority in Interest.

9.3 The reimbursement, indemnity and contribution obligations of the Partnership under this Section 9 shall be in addition to any liability which the Partnership may otherwise have, shall extend upon the same terms and conditions to the officers, directors, partners, managing directors, stockholders, members, other equity holders, employees and controlling Persons (if any) of each Management Indemnified Person, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Partnership, the Investment Manager, Goldman Sachs, and any such other Management Indemnified Person.

9.4 The advancement, reimbursement, indemnification and contribution obligations provided by this Section 9 shall not be deemed to be exclusive of any other rights to which any Management Indemnified Person may be entitled under any agreement or as a matter of law, or otherwise, both as to action in a Management Indemnified Person’s official capacity and to action in any other capacity and (ii) shall continue as to a Management Indemnified Person who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the General Partner and shall inure to the benefit of the successors, assigns, heirs and personal representatives of such Management Indemnified Person.

9.5 The Investment Manager shall have power to purchase and maintain reasonable insurance on behalf of the Investment Manager and the other Management Indemnified Persons at the expense of the Partnership, against any liability that may be asserted against or incurred by them in any such capacity or arising out of the Investment Manager’s or such Management Indemnified Person’s status as such (other than any liabilities and losses arising from a dispute solely among any of the Management Indemnified Persons), whether or not the Partnership would have the power to indemnify the Management Indemnified Persons against such liability under the provisions of this Agreement. The Investment Manager may purchase and maintain insurance policies, including an errors and omissions insurance policy, which costs of the premiums and any other expenses associated with such insurance policies are expected to generally be borne by the Partnership and any other accounts managed by Goldman Sachs. Any insurer of such insurance purchased by the Investment Manager on behalf of any Management Indemnified Persons (to the extent a claim is made and such insurance is available) shall be the indemnitor of first resort for any losses, claims, damages or liabilities arising out of or in connection with the Investments and / or this Agreement, and the Partnership shall be the indemnitor of second resort for any such losses, claims, damages or liabilities on the terms as set out herein. In the event that the Partnership advances any indemnification to any Management Indemnified Person with respect to such losses, claims, damages or liabilities, and such Management Indemnified Person is entitled to seek indemnification or payment from a Person other than the Partnership in connection with the claim for which the Partnership has made such advance, the Partnership shall request that such Management Indemnified Person agree with the Partnership that the Partnership will be subrogated to the claim of the Management Indemnified Person against such other Person. It is agreed and understood that the foregoing subordination of the Partnership’s indemnification obligations shall only reduce such obligations hereunder to the extent indemnification is actually, unconditionally and fully received by the relevant Management Indemnified Person from insurance.

9.6 Each Management Indemnified Person may rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

9.7 Each Management Indemnified Person shall be entitled to rely in good faith on the advice of counsel, public accountants, independent auditors or other experts experienced in the matter at issue, and any act or omission taken or suffered by such Management Indemnified Person in reasonable reliance on such advice shall in no event subject such Management Indemnified Person to liability to the Partnership or to any Unitholder, and such Management Indemnified Person shall be fully protected in so acting or omitting to act.

9.8 The Investment Manager may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Investment Manager shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by it hereunder.

9.9 The foregoing provisions of this Section 9 shall survive any termination of this Agreement.

10.	Non-Assignability

10.1 No assignment (as such term is defined in the Advisers Act) of this Agreement may be made by any party to this Agreement except with the consent of the other party; provided, that “assignment” shall not include any transfer or assignment by the Investment Manager to: (i) a Person which succeeds to the business of Goldman Sachs Asset Management, L.P. or The Goldman Sachs Group, Inc. substantially as an entirety; (ii) Goldman Sachs or any Person the ownership of which is substantially the same as that of Goldman Sachs; or (iii) any Person of which at least 50% of the voting securities or general partnership interests is owned, and which is controlled, directly or indirectly, by The Goldman Sachs Group, Inc., by any Person the ownership of which is substantially the same as that of the Goldman Sachs Group, Inc. or by any Person described in clause (i) above.

11.	Expenses

11.1 During the term of this Agreement, the Investment Manager shall bear expenses as set forth in Section 2.07 of the Partnership Agreement.

11.2 The Partnership shall bear its organizational expenses and the initial and ongoing expenses as set forth in Section 2.07 of the Partnership Agreement.

11.3 The Investment Manager may, in its sole discretion, advance certain of the Partnership’s fees or expenses described in this Section 11, and as set forth in the Partnership Agreement. The Partnership shall reimburse the Investment Manager for the payment of any such fee or expense unless otherwise agreed to by the Partnership and the Investment Manager.

11.4 Each of the Investment Manager and its sub-delegates, as applicable, has the right to waive all or a portion of the management fees (including any additional amount related thereto, if applicable) and Carried Interest with respect to any Unitholder or to impose different fees or Carried Interest (including the creation of one or more additional classes of Unitholders) than those described in Section 2.06 of the Partnership Agreement as may be agreed by the Investment Manager and that Unitholder, and to enter into a side letter or similar agreement with a Unitholder that has the effect of establishing legal, economic or other rights or obligations under the Partnership Agreement, or altering, waiving, amending or supplementing the legal, economic or other terms of the Partnership Agreement with respect to such Unitholder or any Subscription Booklet, without the approval of any other Unitholder.

12.	Management Fee

12.1 Pursuant to the Partnership Agreement, the Investment Manager shall be entitled to receive the Management Fee from the Partnership pursuant to the terms thereof.

13.	Non-Exclusivity

13.1 Nothing in this Agreement shall limit or restrict the right of any partner, officer or employee of the General Partner to engage in any other business or to devote his or her time and attention in part to any other business. Nothing in this Agreement shall limit or restrict the right of the Investment Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association. In this regard, the Partnership acknowledges that, in the ordinary course of its business, the Investment Manager does and will continue to provide similar services to other funds sponsored by Goldman Sachs as well as other clients of Goldman Sachs.

14.	Term and Termination

14.1 This Agreement shall be effective as of the date written above and shall remain in full force and effect with respect to the Partnership until the Partnership is wound up and terminated or the Partnership and the Investment Manager mutually agree, unless terminated sooner as provided in Sections 14.2 or 14.3.

14.2 The Investment Manager shall be permitted to terminate this Agreement at any time upon 90 days’ written notice to the Partnership.

14.3 The General Partner shall be permitted to terminate this Agreement with the consent of a Majority in Interest, and the Investment Manager may be removed at any time by an affirmative vote of a Majority in Interest, at a meeting duly called for such purpose, in accordance with the provisions described in Exhibit B of the Partnership Agreement.

14.4 Any termination of this Agreement pursuant to this Section 14 shall be without penalty or other additional payment save that (i) the Partnership shall pay the Management Fee Exhibit A-15 referred to in Section 12 hereof until the final distribution of the Partnership’s assets is made and (ii) the Partnership shall honor any investment commitments made by the Partnership (including making investments identified by the Investment Manager, even if no formal agreement has been executed) but not consummated, or trades entered into but not settled, prior to the date of any such termination. Sections 9, 12 and 14 through 22 hereof shall survive the termination of this Agreement.

15.	Independent Contractor Status

15.1 The Investment Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the General Partner from time to time, have no authority to act for or represent the Partnership in any way or otherwise be deemed an agent of the Partnership. Nothing contained herein shall be deemed to constitute the parties hereto (or any of them) members of any partnership, joint venture, association, syndicate or other entity. The parties further agree that any amounts paid to the Investment Manager pursuant to this Agreement shall constitute payments for services rendered.

16.	Use of Name

16.1 Each Fund Party agrees that if using the words “G-PE,” “Goldman Sachs,” “GS,” “West Street,” “G-Private Equity,” “XIG” or any derivation or combination thereof, or any service mark or brand name affiliated with Goldman Sachs Asset Management, L.P. or variations thereof for any reason whatsoever, then (a) upon the request of the Investment Manager or (b) in the event that neither the Investment Manager nor any other Affiliate of Goldman Sachs serves as investment manager of the Partnership, each Fund Party shall immediately (i) cease and refrain from using the words “G-PE,” “Goldman Sachs,” “GS,” “West Street,” “G-Private Equity,” “XIG” or any derivation or combination thereof, or any service mark or brand name affiliated with Goldman Sachs Asset Management, L.P. or variations thereof for any reason whatsoever, and (ii) take certain additional steps to ensure that it is no longer identified as having a relationship with Goldman Sachs and the Partnership unless otherwise agreed to by Goldman Sachs.

17.	Notices

17.1 Except as otherwise provided herein, all communications hereunder shall be in writing sent by courier or registered air mail, or by facsimile or electronic means (and, in respect of communications sent by facsimile or electronic means, confirmed in writing sent by courier or registered air mail), to the requisite party, at its address as follows:

If to the Investment Manager:

Goldman Sachs Asset Management, L.P.

200 West Street

New York, New York

10282-2198

Attention: David Plutzer

If to the General Partner:

G-Private Equity GP Advisors LLC

Maples Fiduciary Services (Delaware) Inc.

4001 Kennett Pike, Suite 302,

Wilmington, Delaware, 19807

Attention: Directors

If to the Partnership:

G-Private Equity LP

Maples Fiduciary Services (Delaware) Inc.

4001 Kennett Pike, Suite 302,

Wilmington, Delaware, 19807

Attention: Directors

With a copy to:

Goldman Sachs Asset Management, L.P.

200 West Street

New York, New York 10282

Attention: David Plutzer

or to such other address as to which the party receiving the notice shall have notified the other party in writing.

18.	Entire Agreement; Amendment; Severability

18.1 This Agreement states the entire agreement of the parties with respect to management of the Partnership and may not be amended except by a writing signed by the parties.

If any provision or any part of a provision of this Agreement shall be found to be void or unenforceable, it shall not affect the remaining part which shall remain in full force and effect.

19.	Governing Law

19.1 This Agreement shall be governed by, and construed in accordance with the laws of the state of New York. Nothing in this Agreement shall constitute a waiver or limitation of the Investment Manager’s potential liability, or of any rights which a Partner or the Partnership may have, under applicable securities laws or other applicable laws which may not be waived, including any fiduciary duty arising under the Advisers Act.

20.	Jurisdiction and Venue; Waiver of Jury Trial

20.1 Any suit, action or proceeding relating in any way to this Agreement (including counterclaims) must be brought exclusively in the courts of the State of New York located in New York County, New York or (to the extent subject matter jurisdiction exists therefor) of the United States District Court for the Southern District of New York. The parties hereto irrevocably submit to the jurisdiction of such courts with respect to any such suit, action or proceeding. Notwithstanding the foregoing, a party may commence any suit, action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

20.2 Each of the parties hereto waives all right to trial by jury in any action, suit or prior proceeding arising out of or relating to this Agreement.

21.	Rules of Interpretation

21.1 Capitalized terms used herein, unless otherwise indicated, shall have the meanings set forth in the Partnership Agreement.

21.2 For all purposes of this Agreement, except as expressly provided or unless the context otherwise requires, the words “including,” “includes,” “include,” and other words of similar import shall be deemed to be followed by the phrase “without limitation.”

21.3 Except as otherwise expressly provided, in any case where the Partnership, General Partner or Investment Manager is authorized or required to take an action, make any determination or give any approval, it shall do so in its sole discretion or sole judgment taking into account any considerations it deems appropriate.

22.	Headings

22.1 The headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.

23.	Counterparts

23.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

24.	Ratification of Prior Actions

24.1 Any and all actions heretofore taken by the Investment Manager prior to the date hereof that would have been within the authority conferred hereby had this Agreement predated such actions are hereby ratified, confirmed and approved.

25.	Obligations of the Partnership

25.1 The obligations (monetary or otherwise) of the Partnership hereunder (including, without limitation, (a) any reimbursement, indemnity and contribution obligations arising under Section 9, (b) the payment of any expenses pursuant to Section 11, and (c) any obligations to pay the Management Fee pursuant to Section 12) and any side letters or other similar agreements entered into with any Unitholders shall be the obligations of the Partnership only, and the General Partner shall not have any liability in connection therewith (including by reason of being the general partner of the Partnership) and no Person shall have recourse against the General Partner therefor.

26.	CFTC

26.1 The Partnership acknowledges that the Investment Manager is registered with the National Futures Association as a commodity trading advisor. In the event that the Investment Manager claims an exemption with respect to the Partnership from certain of the CFTC’s disclosure, reporting and record-keeping requirements pursuant to Rule 4.7 promulgated under the Commodity Exchange Act, the Partnership represents that the Partnership is a “qualified eligible person” for purposes of Rule 4.7 under the Commodity Exchange Act, and consents to the Partnership being an “exempt account” for purposes of such rule and acknowledges that the Partnership has not been furnished with a disclosure document prepared in accordance with Rule 4.31 under the Commodity Exchange Act because no such document is required pursuant to Rule 4.7 under the Commodity Exchange Act.

*Signature page to follow*

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION (THE “COMMISSION”) IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the first date hereinabove written.

PARTNERSHIP

G-PRIVATE EQUITY LP

By:	G-Private Equity GP Advisors LLC, its General Partner

By:	/s/ Stephane Lachance
Name: Stephane Lachance
Title: Director

By:	/s/ Coleen Gasiewski
Name: Coleen Gasiewski
Title: Director

By:	/s/ Paul Bothner
Name: Paul Bothner
Title: Director

[Signature Page to the A&R Investment Management Agreement for G-Private Equity LP]

GENERAL PARTNER

G-PRIVATE EQUITY GP ADVISORS LLC

By:	/s/ Stephane Lachance
Name: Stephane Lachance
Title: Director

By:	/s/ Coleen Gasiewski
Name: Coleen Gasiewski
Title: Director

By:	/s/ Paul Bothner
Name: Paul Bothner
Title: Director

INVESTMENT MANAGER

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

By:	/s/ Jean-Marie DiNome
Name: Jean-Marie DiNome
Title: Attorney-in-Fact

[Signature Page to the A&R Investment Management Agreement for G-Private Equity LP]